                                                                    Exhibit 10.4
                            STOCK PURCHASE AGREEMENT

            This Agreement is entered into this 29th day of May, 2002 by and between Metalclad Corporation, a Delaware corporation ("Purchaser"), and Surg II, Inc., a Minnesota corporation, (the "Company"); Theodore A. Johnson a Minnesota resident ("Johnson"); and Charles B. McNeil, a Minnesota resident ("McNeil").

                                   RECITALS

            A. The Company recently sold substantially all of its assets under the terms of an Asset Purchase Agreement between the Company and Oxboro Medical, Inc., dated October 4, 2001 (the "Oxboro Agreement"), has no material liabilities, and is desirous of providing additional value for its shareholders.

            B. The Company's common stock is registered under Section 12 of the Securities Exchange Act of 1934, and is traded on the OTC Bulletin Board under the symbol "SUGR."

            C. The Purchaser is desirous of owning at least 90% of the Company, and utilizing the Company for the acquisition of an active business which Purchaser believes has good prospects for future growth.

            D. Johnson is a principal shareholder, the Chairman of the Board and a member of the Board of Directors of the Company, and McNeil is a principal shareholder, the Executive Vice President, Treasurer and a member of the Board of Directors of the Company.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

      1.    ARTICLE

                       PURCHASE OBLIGATION, PRICE, ETC.

            1.1 PURCHASE OF SHARES. At the Closing, as hereafter defined, Purchaser will purchase from the Company, and the Company will sell to the Purchaser, 145,000,000 shares (the "Shares") of the Company's authorized but unissued no par value common stock (the "Common Stock") for an aggregate purchase price of $3,000,000 U.S. in immediately available good funds (the "Purchase Price"), subject to the terms and conditions set forth herein.

            1.2 CLOSING. The event at which the Purchase Price shall be paid to the Company and the certificates representing the Shares shall be delivered to Purchaser, is referred to as the "Closing," and the time at which the Closing is to occur is referred to as the "Time of Closing." The Time of Closing shall be 3:00 p.m., Minneapolis, Minnesota time, Monday, May 29, 2002, and will be held at Suite 4200, 225 South Sixth Street, Minneapolis, Minnesota, USA, or at such other time or place as the parties hereto may mutually agree.

      2.    ARTICLE

        WARRANTIES AND REPRESENTATIONS OF THE COMPANY, JOHNSON AND MCNEIL

            The Company, Johnson and McNeil warrant and represent to Purchaser, which warranties and representations will be true as of the time of Closing as they are on the date hereof, and which warranties and representations made by Johnson and McNeil will only be as to their knowledge (as used herein, knowledge means actual knowledge without any obligation to have performed any independent investigation), as follows:


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
            2.1 NO DISABILITY. Johnson and McNeil each have the power to enter into and perform their respective obligations under this Agreement, and neither is under any disability which would affect the enforceability of this Agreement.

            2.2 CORPORATE AUTHORITY. The Company has the power and authority to enter into and perform its obligations under this Agreement; and the execution and delivery of this Agreement, and the consummation of the transactions and compliance with the terms contemplated and contained herein, have been duly authorized by the Board of Directors of the Company, and do not require approval by the shareholders of the Company.

            2.3 CORPORATE EXISTENCE. The Company is a corporation duly incorporated, validly existing and in an active status under the laws of the state of Minnesota, and has all corporate powers and authority required to carry on its business as now conducted.

            2.4 ENFORCEABILITY. This Agreement has been duly executed, and constitutes a valid and binding agreement of the Company, Johnson and McNeil, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally, and by general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at a law.

            2.5 CONFLICT. The execution and delivery of this Agreement and the consummation of the transaction contemplated herein does not and will not violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Shares, under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Company, or any note, bond, debt, order, decree, license, lease or other instrument to which Company is a party or is subject.

            2.6 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company, Johnson and McNeil of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than such consents, approvals, actions, filings and notices which the failure to make or obtain could not be reasonably expected to have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby. As used herein, "Material Adverse Effect" with respect to any person means a material adverse effect on the financial condition, business, assets or results of operations of such person taken as a whole, provided that Material Adverse Effect shall not include any state of facts, event, change or effect disclosed in this Agreement or any schedule hereto to the extent of the Company's estimate of liability or obligation (but only to such extent, and only if an estimate is specifically made). Material Adverse Effect shall include, but not be limited to, any liability or any liabilities in the aggregate not reflected on the "Financial Statements" (as hereafter defined) in excess of $7,500.

            2.7 CAPITALIZATION. The authorized capital stock of the Company consists of 200,000,000 shares having no par value which, unless otherwise designated upon the issuance thereof, are designated as common stock (the "Common Stock"), and of which 1,600,000 shares have been designated and issued as preferred stock. There are, or will be at the Time of Closing, 14,667,085 shares of Common Stock outstanding, including shares issuable as provided in Schedule 2.12, warrants outstanding for the purchase of 325,000 shares of common stock and no shares of preferred stock outstanding, all of which outstanding shares are (or will be upon the exercise of the warrants) duly authorized, validly issued, fully paid and nonassessable. Except for the warrants to purchase up to 325,000 shares of Common Stock as set forth on Schedule 2.7, there are no outstanding options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock or securities convertible or exchangeable for capital stock, of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company's capital stock, rights to acquire capital stock or any other securities of the Company.

      2.8 FINANCIAL STATEMENTS. The balance sheets of the Company as of December 31, 2000 and 2001, along with the statement of operations for the 12 month periods then ended, audited by McGladrey & Pullen, LLP, and the unaudited balance sheet of the Company as of March 31, 2002, along with the unaudited statement of operations for the three month period then ended, all of which are included in either the Form 10-KSB Annual Report of the Company for the fiscal year ended December 31, 2001, or the Form 10-QSB Quarterly Report for the quarterly period ended March 31, 2002, are referred to herein as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied in all periods and at all times, and fairly represent, at the specified dates and for the specified periods, the financial condition and results of the operations of the Company.

      2.9 LIABILITIES. Except for previously incurred liabilities and fees and expenses which may be incurred in connection with the negotiations of this Agreement and the consummation of the transactions contemplated hereby, which shall not exceed $115,000 in the aggregate, including the obligations set forth on Schedule 2.12, the Company has no liabilities, whether accrued, contingent, absolute, determinable or otherwise, including but not limited to any liability for any breach of covenant, warranty or representation given or made by the Company in the Oxboro Agreement.

      2.10 LITIGATION. Except as set forth in Schedule 2.10, there is no action, suit or proceeding pending before any court of competent jurisdiction, or, to the knowledge of the Company, threatened against the Company, and there is no inquiry, investigation or proceeding pending, or to the knowledge of the Company, threatened against the Company, before any court of competent jurisdiction, or governmental or regulatory authority or agency, and neither the Company, Johnson nor McNeil are aware of any basis for any such claim action, lawsuit, inquiry, investigation or proceeding. Except as set forth in Schedule 2.10, the Company is not a party to or subject to any order, judgment, decree or consent decree issued by any court or governmental or regulatory authority or agency relating to any past or present business practice, transaction or other activity. There is no action, suit or proceeding pending before any court of competent jurisdiction, or, to the knowledge of the Company, Johnson or McNeil, threatened against Company which seeks to enjoin or otherwise prohibit any of the transactions contemplated by this Agreement.

      2.11 RELATED PARTY TRANSACTIONS. No officer or director of the Company, or shareholder of the Company owning more than 5% of the outstanding shares of its common stock, (a) has borrowed money from the Company since the beginning of the Company's last fiscal year, or currently has any outstanding indebtedness or other similar obligations to the Company, (b) has since the beginning of the Company's last fiscal year loaned or advanced money to the Company, including the incurrence of reimbursable expenses, or (c) is a director, officer, employee, partner, affiliate, associate, or consultant of any lender to, or any borrower from, the Company.

      2.12 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on between the Purchaser and the Company, through its authorized agents, in such manner as not to give rise to any valid claim against Purchaser or the Company for a brokerage commission, finder's fee or other like payment in connection with this Agreement or the transactions contemplated hereby, except as provided under Schedule 2.12.

      2.13 PATENTS, TRADEMARKS AND COPYRIGHTS. The Company does not own, license or use any patent, patent application, registered trademark, trademark application, or other trade name or mark, other than its name "Surg II, Inc."


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
      2.14  TAXES. Except as set forth in Schedule 2.14 hereto:

         a. the Company has timely filed, and will, prior to the Closing, timely file all returns, declarations and reports and information, returns and statements required to be filed or sent by or relating to the Company prior to the Closing relating to any Taxes (as defined below) with respect to income, properties or operations of the Company prior to the Closing, including the Company's United States income tax return for the period ended December 31, 2001, and employee income tax withholding and FUTA reports through March 31, 2002 (collectively, the "Returns");

         b. as of the time of filing, the Returns (i) correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Company, and any other information required to be shown therein, (ii) constitute (and, as to any Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered, and (iii) accurately set forth all items (to the extent required to be included or reflected in the Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

         c. the Company has timely paid all Taxes that have been shown as due and payable on the Returns that have been filed;

         d. the Company has made or will make provision for all Taxes payable for any periods that ended before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

         e. the charges, accruals and reserves for Taxes reflected on the Financial Statements including the taxes payable, if any, with respect to the sale of its assets to Oxboro Medical, Inc., are adequate to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date of the Financial Statements;

         f. the Company is not delinquent in the payment of any Taxes and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent;

         g. no deficiency for any Taxes has been asserted or assessed against the Company for which the Company has not provided adequate reserves in accordance with generally accepted accounting principles;

         h. the Company has not granted any extension of the limitation period applicable to any Tax claims and the Company has not waived any such limitation period;

         i. the Company is not and has not been a party to any tax sharing agreement with any corporation; and

         j. the Company's fiscal year end for United States income tax purposes is December 31.

"Tax" (and with the corresponding meaning "Taxes" and "Taxable") shall include
(i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group.

      2.15  ABSENCE OF CERTAIN CHANGES.

      Except as disclosed in the Company SEC Reports (as defined under Section 2.24) filed and publicly available prior to the date hereof, or in Schedule 2.15 hereto, since December 31, 2001, and other than the sale of substantially all of its assets to Oxboro Medical, Inc. (now known as Sterion Incorporated) on January 22, 2002 pursuant to the Oxboro Agreement, there has not been any event, occurrence or development of a state of circumstances or facts which alone or together with another fact could reasonably be expected to have a Material Adverse Change on the business, financial condition or results of operations of the Company; or any guarantee by the Company of any indebtedness of a third party; or any grant of any severance or termination pay to any director, officer or employee of the Company.

      2.16 EMPLOYEES. The Company has no employees or persons similarly engaged as independent contractors (such as leased employees), and has not had any such employees or independent contractors since January 22, 2002. During the fiscal year ended December 31, 2001, and through January 22, 2002, the Company had four employees, each of whom thereafter became employees or independent contractors of Sterion Incorporated, formerly known as Oxboro Medical, Inc.

      2.17 BANK ACCOUNTS. Attached hereto as Schedule 2.17 are the names of each bank or other financial institution at which the Company has an account, credit line or safety deposit box, along with the corresponding account number and the names of the persons entitled to draw thereon or have access thereto.

      2.18 CONTRACTS. Except for its obligations under the Oxboro Agreement and this Agreement, the Company is not a party to any executory contract, and has no obligations under any agreement which could give rise to any liability or obligation to the Company, whether contingent or otherwise.

      2.19 BENEFIT PLANS. The Company has not adopted, and there are not in effect, any employee plans as defined under, or which would be subject to, the U.S. Employment Retirement Income Security Act of 1974.

      2.20 CORPORATE RECORD BOOK. The Company has provided, or will at the Time of Closing provide, Purchaser with a copy of the actions taken by the Board of Directors of the Company, an index of which is attached as Schedule 2.20, which constitutes an accurate and complete record of all action taken by the shareholders and the Board of Directors of the Company from the Company's inception.

      2.21 SHAREHOLDERS LIST. Attached as Exhibit A, is an accurate list of the names and addresses of the holders of record of the Company's outstanding common stock, along with their respective share holdings, as of the close of business on March 29, 2002, and a list of the names and addresses of persons who became, or are or will be at the Time of Closing, entitled to become, by Board of Directors resolution, warrant, agreement, warrant or otherwise, holders of the Company's common stock after March 29, 2002. Exhibit A identifies all shares of the Company's capital stock which are deemed "restricted" as provided under the Securities Act of 1933, as amended. Schedule 2.21 sets forth the shares held of record and beneficially by holders of 5% or more of the Company's outstanding voting stock, and by all "affiliates" of the Company, as defined under the Securities Act of 1933, as amended, and contains a list of all warrants issued by the Company, copies of which have or shall be provided to purchasers prior to the Time of Closing.

      2.22  SUBSIDIARIES. The Company does not have any subsidiaries.

      2.23 SHARES. The Shares, when duly issued by the Company to Purchaser, will be fully paid and non-assessable, subject to no lien, encumbrance or other restriction, except for restrictions on transferability which may be imposed under the Securities Act of 1933, as amended, or applicable state blue sky laws.

      2.24 1934 ACT COMPLIANCE. The Company's common stock is and has been registered under Section 12 of the Securities Exchange Act of 1934 for at least the past two years. For at least the past two years, the Company has timely filed reports, statements and documents with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended (which reports, statements and documents are referred to as the "SEC Reports"). Specifically, and included with the SEC Reports, the Company has provided the Purchaser with a copy of or access to its annual reports on Form 10-KSB for its fiscal year ended on December 31, 2000 and 2001, its quarterly reports on Form 10-QSB for the quarter ended March 31, 2002, its proxy statement relating to the last meeting of its shareholders held on January 22, 2002, and its Forms 8K dated February 6, 2002. As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder, as the case may be, each in effect on the dates such SEC Reports were filed. As of their respective dates, each of the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      2.25 INSURANCE. A products liability insurance policy is in full force and effect, with the premium prepaid for five years, providing for coverage on products manufactured by the Company on or before January 22, 2002, with aggregate annual limits of $1,000,000 and per occurrence limits of $1,000,000 on all product liability claims.

   3.  ARTICLE

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser warrants and represents to the Company, which warranties and representations will be true as of the time of Closing, as follows:

      3.1 CORPORATE AUTHORITY. Purchaser has the power and authority to enter into and perform its obligations under this Agreement; and the execution and delivery of this Agreement, and the consummation of the transactions and compliance with the terms contemplated and contained herein, have been duly authorized by the Board of Directors of the Purchaser, and do not require approval by the shareholders of the Purchaser.

      3.2 CORPORATE EXISTENCE. Purchaser is a corporation duly incorporated, validly existing and in an active status under the laws of the state of Delaware, and has all corporate powers and authority required to carry on its business as now conducted.

      3.3 ENFORCEABILITY. This Agreement has been duly executed, and constitutes a valid and binding agreement of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally, and by general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at a law.

      3.4 CONFLICT. The execution and delivery of this Agreement and the consummation of the transaction contemplated herein does not and will not violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Company, or any note, bond, debt, order, decree, license, lease or other instrument to which Company is a party or is subject.

      3.5 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby by Purchaser requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than such consents, approvals, actions, filings and notices which the failure to make or obtain could not be reasonably expected to have a Material Adverse Effect on the Purchaser to consummate the transactions contemplated hereby.

      3.6 INVESTMENT INTENT. Purchaser has been advised that neither the offer nor the sale of the Shares to Purchaser will have been registered under the Securities Act of 1933 (the "'33 Act") or any state law on the grounds that it will be exempt from such registration, and that the Company's reliance upon such exemption or exemptions is predicated in part on Purchaser's representation, herein made, that Purchaser is acquiring such Shares for investment for Purchaser's own account with no present intention of disposing of the same, except in compliance with applicable provisions of the '33 Act. Any certificate or other document representing the Shares will bear a legend stating in effect that the issuance or sale of the Shares has not been registered under the Act or any applicable state securities laws, and that the Shares are "restricted" as defined under the Act.

      3.7 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as defined under the Securities Act of 1933.

  4.  ARTICLE

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

      The obligation of the Purchaser to purchase the Shares pursuant to this Agreement shall be subject to the satisfaction, on or prior to the Time of Closing, of each of the following conditions precedent, any of which may be waived by the Purchaser.

      4.1 ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF OBLIGATIONS. All warranties and representations made by the Company, Johnson and McNeil in this Agreement shall be true and correct in all material respects on and as of the Time of Closing with the same effect as if such warranties and representations had been made on and as of the Time of Closing, and the Company shall have performed or complied in all material respects with the covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

      4.2 NO LITIGATION OR CONTRARY JUDGMENT. The Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

      4.3 RESIGNATIONS. Upon the effectiveness of the Closing, each member of the Company's Board of Directors shall have resigned as a member thereof, and shall have elected Kenneth W. Brimmer and Brian D. Niebur to fill vacancies created on the Board of Directors and constitute all of the members thereof , and shall have elected Kenneth Brimmer and Brian Niebur to serve as the Company's Chief Executive Officer and Chief Financial Officer, respectively.

      4.4 TRADING OF COMMON STOCK. The Company's common stock will be trading on the OTC Bulletin Board under the symbol SUGR, subject to no order or notice of a potential or actual suspension of such trading, or the removal of such common stock from price quotation on the OTC Bulletin Board.

      4.5 BANK ACCOUNT. The Board of Directors of the Company shall have established a checking account in the Company's name (the "New Account") with a bank to be designated by the Purchaser, naming as the only signatories thereto, with authority to withdraw funds on behalf of the Company, the persons specified as the proposed Chief Executive Officer and Chief Financial Officer in Section 4.3.

   5.  ARTICLE

                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

      The obligations of the Company to sell the Shares pursuant to this Agreement shall be subject to the satisfaction, on or prior to the Time of Closing, of each of the following conditions precedent, any of which may be waived by the Company:

      5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All warranties and representations made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Time of Closing with the same effect as if such warranties and representations had been made on and as of the Time of Closing and the Purchaser shall have performed or complied in all material respects with the covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Time of Closing.

      5.2 NO LITIGATION OR CONTRARY JUDGMENT. The Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

   6.  ARTICLE

                             TRANSACTIONS AT CLOSING

      6.1 DELIVERIES BY THE COMPANY. The Company shall deliver, or cause to be delivered, to the Purchaser at or prior to the Closing the following:

            a. Certificates representing the Shares, registered in the Purchaser's name;

            b. The resignation and appointment of members of the Company's Board of Directors as set forth in Section 4.3.

            c. A certificate of good standing under the laws of the State of Minnesota, dated as of a date within 15 days of the Time of Closing.

            d. An opinion of counsel for the Company in form reasonably satisfactory to the Purchaser.

            e. A Stock Escrow and Security Agreement in the form of Exhibit B hereto, executed by the Company and the Shareholders.

            f. Certification of the Shareholders and other officers of the Company verifying that the warranties and representations contained in
      Article II are, to their knowledge, true as of the Time of Closing.

            g. Access to all records of the Company.

            h. Such other documents or certificates as shall be reasonably requested by the Purchaser or his legal counsel.

      6.2 DELIVERIES BY THE PURCHASER. The Purchaser shall deliver or cause to be delivered to the Company at or prior to the Closing the following:

            a. $3,000,000 in available good funds deposited to the New Account;

            b. A certificate of good standing under the laws of the State of Delaware, dated as of a date within 15 days of the Time of Closing.

            c. An opinion of counsel for the Purchaser in form reasonably satisfactory to the Company.

            d. A Stock Escrow and Security Agreement in the form of Exhibit B hereto, executed by Purchaser.

            e. Such other documents or certificates as shall be reasonably requested by the Company or his legal counsel.

   7.  ARTICLE

                          INDEMNIFICATION AND SURVIVAL

      7.1 INDEMNIFICATION BY JOHNSON AND MCNEIL. Except as set forth elsewhere in this Agreement or in any Schedule hereto, Johnson and McNeil severally, but not jointly, agree to indemnify and hold harmless Purchaser and its officers, directors and agents, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, deficiencies, litigation, proceedings, taxes, levies, imposts, duties, deficiencies, assessments, attorneys' fees, charges, allegations, demands, damages, or judgments of any kind or nature whatsoever ("Claims") related to, arising from, or associated with:

            a. Any breach or violation of the covenants made in this Agreement by the Company;

            b. Any breach of any of the representations and warranties made by Johnson or McNeil in Article II of this Agreement; or

            c. Any acts, omissions, events, occurrences, circumstances or transactions occurring prior to the Closing Date (not covered under Subsections 7.1(a) or 7.1(b) above), of whatsoever type or nature associated with, arising out of or relating to the ownership or operation of the Company.

Any indemnification provided for under this Section shall be deemed also to extend to agents, consultants, representatives, successors, transferees and assigns of Purchaser.

      7.2 INDEMNIFICATION BY PURCHASER. Except as set forth elsewhere in this Agreement or any Schedule hereto, Purchaser shall indemnify and hold harmless the Company, and its officers, directors and agents against and in respect of all Claims related to, arising from, or associated with:

            a. Any breach or violation of the covenants made in this Agreement by Purchaser;

            b. Any breach of any of the representations or warranties made in
      Article III of this Agreement by Purchaser; or

            c. Any acts, omissions, events, occurrences, circumstances or transactions, occurring after the Closing Date (not covered under Subsections 7.2(a) or 7.2(b) above), of whatsoever type or nature associated with, arising out of or relating to the ownership or operation of the Company.

Any indemnification provided for under this Section shall be deemed also to extend to agents, consultants, representatives, successors, transferees and assigns of Metalclad and the Company.

      7.3 INSURANCE AND THIRD-PARTY OBLIGATIONS. Any indemnification otherwise payable pursuant to Section 7.1 or 7.2 of this Agreement shall be reduced by the amount of any insurance or other amounts (net of deductibles and allocated paid loss retro-premiums) that would be payable by any party to the Indemnitee or on the Indemnitee's behalf in the absence of this Agreement. No insurer or any other third-party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

      7.4 ACTIONS AND CLAIMS OTHER THAN THIRD-PARTY CLAIMS: NOTICE AND PAYMENT OF CLAIMS. Upon obtaining knowledge of any Claims, other than third-party Claims, which any person entitled to indemnification (the "Indemnitee") believes may give rise to a claim under Section
            7.1 or 7.2 of this Agreement, the Indemnitee shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Claims which the Indemnitee has determined has given or could give rise to a claim under Section 7.1 or 7.2 hereof (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article VII except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Claim or materially increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Claim giving rise to a right of indemnification. The Indemnitor shall have 30 business days after receipt of a Notice of Claim to notify the Indemnitee whether or not it disputes its liability to the Indemnitee with respect to such Notice of Claim and setting forth the basis for such objection. If the Indemnitor fails to respond to the Indemnitee within such thirty business day period, the Indemnitor shall be deemed to have acknowledged its responsibility for such Claim. The Indemnitor shall pay and discharge any such Claim which is not contested within sixty days after its receipt of a Notice of Claim.

      7.5 THIRD-PARTY CLAIMS: NOTICE, DEFENSE AND PAYMENT. Promptly following the earlier of (i) receipt of notice of the commencement of a third-party claim, or (ii) receipt of information from a third-party alleging the existence of such a third-party claim, any Indemnitee who believes that it is or may be entitled to indemnification by any Indemnitor under Section 7.1 or 7.2 with respect to such third-party claim shall deliver a Notice of Claim to the Indemnitor. Failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Section 7.5 except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Claim or materially increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. Indemnitee shall not settle or compromise any third-party claim in excess of $5,000 prior to giving a Notice of Claim to Indemnitor. In addition, if an Indemnitee settles or compromises any third-party claims prior to or within 30 business days after giving a Notice of Claim to an Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that such settlement or compromise was not made in good faith and was not commercially reasonable. Within thirty days after receipt of such Notice of Claim (or sooner if the nature of such third-party claim so requires) the Indemnitor may (i) by giving written notice thereof to the Indemnitee, acknowledge liability for, and at its option elect to assume, the defense of such third-party claim at its sole cost and expense, or (ii) object to the claim of indemnification set forth in the Notice of Claim delivered by the Indemnitee; provided that if the Indemnitor does not within the same thirty day period give the Indemnitee written notice either objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnitor shall be deemed to have acknowledged its responsibility to accept the defense and its ultimate liability, if any, for such third-party claim. Any contest of a third-party claim as to which the Indemnitor has elected to assume the defense shall be conducted by attorneys employed by the Indemnitor and reasonably satisfactory to the Indemnitee; provided that the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnitee's sole cost and expense. If the Indemnitor assumes the defense of a third-party claim, the Indemnitor may settle or compromise the third-party claim without the prior written consent of Indemnitee; provided that the Indemnitor may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnitor shall be responsible hereunder, shall be applied to or against the Indemnitee, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If the Indemnitor does not assume the defense of a third-party claim for which it has acknowledged liability for indemnification under
            Section 7.1 or 7.2, the Indemnitee may require the Indemnitor to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such third-party claim and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee, provided that the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall pay to the Indemnitee in cash the amount for which the Indemnitee is entitled to be indemnified (if any) within fifteen days after the final resolution of such third-party claim (whether by settlement, a final non-appealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any third-party claim as to which the Indemnitor has not acknowledged liability, within fifteen days after such Indemnitor's objection has been resolved by settlement, compromise or judicial decision. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required for use in contesting any third-party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not so elect to defend any such third-party claims, the Indemnitee shall have no obligation to do so.

      7.6   LIMITATION OF LIABILITY. The liability of Johnson and McNeil under
            Section 7.1 shall be limited to the value, from time to time, of an aggregate of 1,000,000 shares of the Company's common stock owned by Johnson and McNeil under the terms of a Stock Escrow and Security Agreement in the form attached hereto as Exhibit B, to which the Purchaser, the Company and the Shareholders shall enter into at the Closing.

      7.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by either party in Articles II and III of this Agreement, as well as the covenant of Section 7.1(c), shall survive for the lesser of a period of 12 months following the date of any change in control, or 24 months from the Closing Date, and thereafter to the extent a claim is made with respect to any breach of such representation or warranty, prior to the expiration of such period. For the purpose of this provision, a change of control will occur if the Purchaser owns less than 50% of the outstanding Common Stock of the Company. No party shall be entitled to indemnification for breach of any representation and warranty set forth in Articles II or III of this Agreement unless a Notice of Claim of such breach has been given to the breaching party or parties within the period of survival of such representation and warranty as set forth herein.

      7.8 DE MINIMUS CLAIM. Notwithstanding anything herein to the contrary, no party to this Agreement shall seek indemnification under Sections 7.1(b) or 7.2(b) with respect to any Claims so long as such Claims aggregate less than $7,500 over the 12 or 24 month period specified in Section 7.7.

   8.  ARTICLE

                              ADDITIONAL COVENANTS

      8.1 CONDUCT OF BUSINESS UNTIL CLOSING. Except as Purchaser may otherwise consent to or approve in writing on and after the date hereof and prior to the Closing Date, the Company, Johnson and McNeil agree:

            a. Not to enter into or authorize any agent to enter into on his behalf discussions relating to the sale of all or substantially all of stock or assets of the Company;

            b. To conduct and cause the conduct of, the business, operations, activities and practices of the Company only in the usual, regular and ordinary manner and, to the extent consistent with such business, operations, activities and practices, to cause the Company to use its best efforts to preserve its current business organization and existing business relationships and prospects; and

            c. Neither to enter into any transaction nor perform any act or to cause or permit the Company to perform any act, which would result in any of the representations and warranties of Company, Johnson or McNeil contained in this Agreement not being true and correct in all material respects at and as of the time immediately after the occurrence of such transaction or on the Closing Date.

      8.2 DILIGENCE. Prior to Closing, the parties shall proceed with due diligence and in good faith to take such actions as may be necessary to satisfy the conditions to Closing set forth in Articles IV and V, hereof.

      8.3 ADDITIONAL INFORMATION. On or after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement, and to facilitate the control and operation of the Company by Purchaser.

      8.4 ACCESS TO INFORMATION. For a period of three years after the Closing Date, and during normal business hours, the Company will give Johnson and McNeil reasonable access to the records of the Company developed or relating to business conducted prior to the closing for any legitimate business purpose.

   9.  ARTICLE

                                  MISCELLANEOUS

      9.1 EXPENSES. Each party shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees, legal costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

      9.2 NOTICES. To be effective, all notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by overnight delivery service, on the second business day following the date such notice or other communication is timely delivered to the overnight courier, (iii) if delivered by telecopier or e-mail, on the first business day following the date such notice or communication is transmitted, or
            (iv) if delivered by mail, on the fourth business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party, whichever occurs earlier. The determination of a "business day" shall be made at the location of the recipient of the notice or other communication. Mailed, telecopied or e-mailed communications shall be directed as follows unless written notice of a change of address or telecopier number has been given in writing in accordance with this Section:

      If to Purchaser:              Metalclad Corporation
                                    800 Nicollet Mall, Suite 2690
                                    Minneapolis, MN  55402
                                    Facsimile No: (612) 338-7332

      With a copy to:               Felhaber, Larson, Fenlon & Vogt, P.A.
                                    601 Second Avenue South, Suite 4200
                                    Minneapolis, MN 55402-4302
                                    Attention: Roger H. Frommelt
                                    Facsimile No: (612) 338-4608
                                        E-mail address: rfrommelt@felhaber.com

      If to the Company:            Surg II, Inc.
                                    825 Southgate Office Plaza
                                    5001 West 80th Street
                                    Bloomington, MN  55437
                                    Facsimile No:  (952) 830-1232
                                        E-mail address: tjohnson@mncoop.com

      With a copy to:               Gray, Plant, Mooty, Mooty & Bennett, P.A.
                                    33 South Sixth Street, Suite 3400
                                    Minneapolis, MN  55402
                                    Attention:  Frank Vargas
                                    Facsimile No:  (612) 333-0066
                                        E-mail address: frank.vargas@gpmlaw.com

      If to Johnson:                Theodore A. Johnson
                                    825 Southgate Office Plaza
                                    5001 West 80th Street
                                    Bloomington, MN  55437
                                    Facsimile No: (952) 830-1232
                                        E-mail address: tjohnson@mncoop.com

      With a copy to:               Gray, Plant, Mooty, Mooty & Bennett, P.A.
                                    33 South Sixth Street, Suite 3400
                                    Minneapolis, MN  55402
                                    Attention:  Frank Vargas
                                    Facsimile No:  (612) 333-0066
                                        E-mail address: frank.vargas@gpmlaw.com

      If to McNeil:                 Charles B. McNeil
                                    3115 Maplewood Road
                                    Wayzata, MN  55391
                                        E-mail address: cmcneil@sterion.com

      With a copy to:               Gray, Plant, Mooty, Mooty & Bennett, P.A.
                                    33 South Sixth Street, Suite 3400
                                    Minneapolis, MN  55402
                                    Attention:  Frank Vargas
                                    Facsimile No:  (612) 333-0066
                                        E-mail address: frank.vargas@gpmlaw.com

      9.3 ARBITRATION. All disputes or claims arising out of or in any way relating to this Agreement shall be submitted to and determined by final and binding arbitration. Arbitration proceedings may be initiated by any party to this Agreement upon notice to the other party and to the American Arbitration

            Association, and shall be conducted by three arbitrators under the rules of the American Arbitration Association in Minneapolis, Minnesota; provided, however, that the parties may agree following the giving of such notice to have the arbitration proceedings conducted with a single arbitrator. The notice must specify in general the issues to be resolved in any such arbitration proceeding. The arbitrators shall be selected by agreement of the parties to the arbitration proceeding from a list of five or more arbitrators proposed to the parties by the American Arbitration Association or may be persons not on such list as agreed to by the parties to such arbitration. If the parties to the arbitration proceeding fail to agree on one or more of the persons to serve as arbitrators within fifteen days after delivery to each party hereto of the list as proposed by the American Arbitration Association, then at the request of any party to such proceeding, such arbitrators shall be selected at the discretion of the American Arbitration Association. Where the arbitrators shall determine that an arbitration proceeding was commenced by a party frivolously or without a basis or primarily for the purpose of harassment of delay, the arbitrators may assess such party the cost of such proceedings including reasonable attorneys' fees of any other party. In all other cases, each party to the arbitration proceeding shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceeding. Any award or equitable relief granted by the arbitrators may be enforced in accordance with the provisions of Minnesota law. Notwithstanding the foregoing, nothing herein will prevent a party from seeking and obtaining equitable relief from a court of competent jurisdiction pending a final decision of the arbitrators and the proper filing of such decision with such court.

      9.4 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all written or oral negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof.

      9.5 SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

      9.6 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto; provided that, except as otherwise provided for herein, neither this Agreement nor any right hereunder shall be assignable by any party hereto, without the prior written consent of the other party.

      9.7 LEGAL REPRESENTATION. Each party to this Agreement acknowledges his right to, and his opportunity and the advisability of, obtaining legal counsel in connection with the execution of this Agreement.

      9.8 CAPTIONS. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference, and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

      9.9 GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the state of Minnesota, without giving effect to the conflict of laws provision thereof.

      9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreements.

      9.11 REMEDIES CUMULATIVE. Except as otherwise expressly limited herein, the rights, powers and remedies given to any party by this Agreement shall be in addition to all rights, powers and remedies given to that party by any statute or rule of law. Any forbearance or failure to delay in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof or be deemed to be a waiver of any other right, power or remedy.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PURCHASER                               THE COMPANY


METALCLAD CORPORATION                   SURG II, INC.



By:                                     By:
    --------------------------------       ------------------------------------------
    Wayne W. Mills, President              Theodore A. Johnson, Chairman of the Board



                                           ------------------------------------------

                                           ------------------------------------------
                                           Theodore A. Johnson      Charles B. McNeil



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